UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TPCO HOLDING CORP.

(Name of Registrant as Specified in its Charter)

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TPCO HOLDING CORP. ATTN: CORPORATE SECRETARY 1550 LEIGH AVENUE SAN JOSE, CA 95125 Your Vote Counts! TPCO HOLDING CORP. 2022 Annual General and Special Meeting Vote by June 21, 2022 11:59 PM ET D84824-P74490 You invested in TPCO HOLDING CORP. and it’s time to vote! You have the right to vote on proposals being presented at the Annual General and Special Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on June 22, 2022. Get informed before you vote View the Notice and Proxy Statement and 2021 Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to June 8, 2022. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting *June 22, 2022 at Noon (New York City Time) Virtually at: www.virtualshareholdermeeting.com/GRAMF2022 *Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items Board Recommends 1. Election of Directors Nominees: 1a. Michael Auerbach For 1b. Morgan Callagy For 1c. Mark Castaneda For 1d. Troy Datcher For 1e. Al Foreman For 1f. Leland Hensch For 1g. Daniel Neukomm For 2. The approval of a Special Resolution, as set forth in Appendix A attached to the Proxy Statement, adopting the For Amended and Restated TPCO Holding Corp. Equity Incentive Plan 3. The approval of a Special Resolution, as set forth in Appendix B attached to the Proxy Statement, amending the Articles For of TPCO Holding Corp. to increase the quorum necessary for the transaction of business at a meeting of Shareholders from at least 25% to at least 33 1/3% of the issued shares entitled to be voted at the meeting 4. The re-appointment of MNP LLP, as TPCO Holding Corp.’s auditor and independent registered public accounting firm and the authorization of the Board of Directors of TPCO Holding Corp. to fix the independent auditor’s remuneration For and terms of engagement Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. D84825-P74490